SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 10, 2009

GREEN PLAINS RENEWABLE ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

105 N. 31st Avenue, Suite 103, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Election of New Director

On March 10, 2009, the Board of Directors of Green Plains Renewable Energy, Inc. (“Green Plains”) appointed Todd A. Becker to fill the position on the Board of Directors that was created when Green Plains amended its bylaws.  See Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year. [As an employee, Mr. Becker will not receive any additional compensation for serving as a director of Green Plains.  Furthermore, Mr. Becker will not serve on any board committees.]

A copy of the Press Release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 10, 2009, the Board of Directors of the Green Plains adopted a First Amendment to the Amended and Restated Bylaws of the Green Plains which modified the Amended and Restated Bylaws of Green Plains by (i) amending Section 3.02(a) to change the maximum number of directors of Green Plains from nine to ten, and (ii) amending Section 3.01(f) to conform to the new number of directors.

A copy of the First Amendment to the Amended and Restated Bylaws of Green Plains is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description

99.1 99.2	Press Release, March 12, 2009 First Amendment to the Amended and Restated Bylaws, March 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2009	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer (Principal Financial Officer)

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